Exhibit 99.1

News about Refac
Contact:	Raymond A. Cardonne
201-585-0600
Fax:	201-585-2020
E-mail:	cardonne@refac.com
Web site:	www.refac.com

Refac Appoints Jeffrey A. Cole as a Director

Fort Lee, New Jersey, January 23, 2006, Refac (AMEX: REF) announced today that on January 19, 2006, its Board of Directors appointed Jeffery A. Cole as a member of the Board and established an executive committee, electing Mr. Cole, together with Robert L. Tuchman, Melvin Meskin, Jeffrey D. Serkes and Dan Veru, as its initial members.

In June 2005, Refac engaged Cole Limited, Inc., a consulting firm headed by Mr. Cole, to provide consulting services in connection with Refac’s proposed acquisition of two affiliated companies, OptiCare Health Systems, Inc. and U.S. Vision, Inc. OptiCare, a public company listed on the American Stock Exchange, operates 18 retail optical centers in Connecticut and is a managed vision care provider in the United States. U.S. Vision, a privately held company, operates 526 retail optical locations in 47 states and Canada, consisting of 518 licensed departments and 9 freestanding stores. In connection with the consulting arrangement, Cole Limited received options to purchase 50,000 shares of Refac common stock. Additionally, in July 2005, Cole Limited purchased 50,000 shares of Refac’s common stock at a price of $4.92 per share.

From 1984 to June 2003, Mr. Cole served as the chairman and chief executive officer of Cole National, one of the largest U.S. optical retailers, operating more than 2,100 retail locations through Pearle Vision, Sears Optical, Target Optical and BJ’s Optical, and a leading provider of managed vision care services through Cole National Managed Vision. He remained on Cole National’s board until October 2004 when it was acquired by Luxottica S.p.A., the leading optical retailer in the U.S., Canada, Australia, New Zealand and Hong Kong. He is a member of the supervisory board of directors of Pearle Europe, B.V., the leading optical retailer in Europe with retail optical locations in the Netherlands, Belgium, Germany, Denmark, Austria, Czechoslovakia, Hungary, Italy, Norway, Poland, Portugal, Estonia, Sweden, Finland and Kuwait. Since 1990, he has also served as a director of Hartmarx Corporation, which produces and markets business, casual and golf apparel. He is also a director of fortunoff, a specialty retailer of home furnishings and jewelry in the New York tri-state area, and a trustee of the Cleveland Clinic Foundation, one of the world’s largest and most prestigious health centers with operations that include the Cole Eye Institute, a leading research and treatment center for eye related matters.

“It is my pleasure to welcome Jeff Cole to the board,” said Melvin Meskin, chairman of Refac’s board of directors. “Jeff’s distinguished business career and insight in the retail optical industry sector make him an outstanding addition to our board. We look forward to his contributions toward the strategic development of the company.”

* * *

ADDITIONAL INFORMATION ABOUT THE MERGERS
AND WHERE TO FIND IT:

This press release does not constitute an offer to sell or a solicitation of an offer to buy and does not constitute an offer, solicitation, or sale in any jurisdiction. On December 15, 2005, Refac filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement to stockholders of Refac and stockholders of OptiCare and other relevant documents in connection with the proposed transactions. Once this registration statement has been declared effective by the SEC, the joint proxy statement/prospectus included in the registration statement will be mailed to stockholders of Refac, OptiCare and U.S. Vision. INVESTORS AND SECURITYHOLDERS OF REFAC, OPTICARE AND U.S. VISION ARE URGED TO READ THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REFAC, OPTICARE AND U.S. VISION AND THE PROPOSED TRANSACTIONS. Investors and securityholders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. A free copy of the joint proxy and information statement/prospectus may also be obtained from Corporate Secretary of Refac, One Bridge Plaza, Suite 550 Fort Lee, New Jersey 07024 or from Refac’s website at www.refac.com. In addition, investors and securityholders may access copies of the documents filed with the SEC by OptiCare on OptiCare’s web site at www.opticare.com, and investors and security holders may access copies of the documents filed with the SEC by Refac on Refac’s web site at www.refac.com. Refac and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transactions. Information regarding the interests of these officers and directors in the proposed transactions will be included in the joint proxy and information statement/prospectus.

* * *

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This News Release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company’s acquisition plans. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, whether the proposed mergers with OptiCare and U.S. Vision will prove to be beneficial acquisitions for the Company. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

# # #